                                                                    Exhibit 99.3

                          CONSENT OF DIRECTOR DESIGNEE

     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of ProVantage Health Services, Inc., in the Prospectus included in this Registration Statement.


                                       /s/ Gregory H. Wolf
                                       --------------------
                                       Gregory H. Wolf